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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-96212 on Form S-8 and Registration Statement No. 33-95464 on Form S-3 of Sanctuary Woods Multimedia Corporation (the "Company") of our report dated June 20, 1997, which includes a going concern uncertainty explanatory paragraph, appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 1997.

DELOITTE & TOUCHE LLP
San Francisco, California

June 27, 1997